Exhibit 10.1

THIRD AMENDMENT dated as of February 23 , 2005 (this “Amendment”), to the Five-Year Revolving Credit Agreement dated as of March 30, 2001, as heretofore amended (the “Credit Agreement”), among NORTHROP GRUMMAN CORPORATION, a Delaware corporation formerly known as NNG, Inc. (the “Company”); NORTHROP GRUMMAN SYSTEMS CORPORATION (“Northrop Operating” and, together with the Company, the “Borrowers”), a Delaware corporation formerly known as Northrop Grumman Corporation and the successor by merger to LITTON INDUSTRIES, INC.; the LENDERS (as defined in Article 1 of the Credit Agreement), JPMORGAN CHASE BANK and CREDIT SUISSE FIRST BOSTON, as Co-Administrative Agents, JPMORGAN CHASE BANK, as Payment Agent, SALOMON SMITH BARNEY INC., as Syndication Agent, and THE BANK OF NOVA SCOTIA and DEUTSCHE BANK SECURITIES INC. (formerly known as Deutsche Banc Alex. Brown Inc.), as Co-Documentation Agents.

A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrowers.

B. The Company announced on August 20, 2003, a share repurchase program providing for the acquisition of common shares of the Company for cash consideration not to exceed (a) $200,000,000 in the aggregate during calendar year 2003 and (b) $500,000,000 in the aggregate during calendar year 2004. On October 26, 2004, the Company’s board of directors authorized a similar repurchase program providing for the acquisition of common shares of the Company for cash consideration not to exceed $1,000,000,000 during a period of between twelve and eighteen months commencing in November 2004. The Company may in the future announce additional share repurchase programs.

C. In connection with the foregoing, the Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement as provided herein. The Lenders whose signatures appear below, constituting the Required Lenders, are willing, on the terms and subject to the conditions set forth herein, so to amend the Credit Agreement.

D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments. (a) The definition of “Excluded Restricted Payments” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Excluded Restricted Payments” means cash Restricted Payments not greater than (a) $200,000,000 in the aggregate during calendar year 2003, (b) $808,000,000 in the aggregate during calendar year 2004, (c) $726,000,000 in the aggregate during calendar year 2005, or (d) $500,000,000 in the aggregate during any calendar year thereafter, in each case to acquire shares of the Company’s common stock pursuant to Stock Repurchase Programs.

(b) The definition of “Stock Repurchase Programs” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Stock Repurchase Programs” means the stock repurchase program announced by the Company on August 20, 2003, the stock repurchase program authorized by the Company’s Board of Directors on October 26, 2004 and stock repurchase programs that may in the future be announced by the Company, in each case pursuant to which the Company may acquire common shares of the Company for cash consideration.

SECTION 2. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrowers represent and warrant to such parties that (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date; and (b) no Default or Event of Default has occurred and is continuing.

SECTION 3. Conditions to Effectiveness. The amendments provided for in Section 1 shall become effective on the date (the “Amendment Effective Date”) on which the Payment Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers and the Required Lenders.

SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Co-Administrative Agents, the Syndication Agent or the Co-Documentation Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Expenses. The Borrower agrees to reimburse the Payment Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Co-Administrative Agents.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

NORTHROP GRUMMAN CORPORATION,

by:
Name:
Title:

NORTHROP GRUMMAN SYSTEMS CORPORATION,

by:
Name:
Title:

JPMORGAN CHASE BANK,
individually and as Co-Administrative Agent and Payment Agent,

by:
Name:
Title:

CREDIT SUISSE FIRST BOSTON,
individually and as Co-Administrative Agent,

by:
Name:
Title:

by:
Name:
Title:

SIGNATURE PAGE to

THIRD AMENDMENT

dated as of February 23, 2005

to NORTHROP GRUMMAN CORPORATION

FIVE-YEAR REVOLVING CREDIT AGREEMENT

To approve the Third Amendment:

Name of Institution:

by:

Name:

Title:

5